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Exhibit 15.2

Consent of Independent Registered Public Accounting Firm

        We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 of National Grid Transco plc (File numbers 333-33094, 333-65968, 333-97249, 333-103768 and 333-107727) of our report dated May 18, 2005 relating to the financial statements of National Grid Transco plc which appears in this Annual Report on Form 20-F.

/s/  PRICEWATERHOUSECOOPERS LLP

PricewaterhouseCoopers LLP
London, UK
June 15, 2005

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  Exhibit 15.2
Consent of Independent Registered Public Accounting Firm